UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 26, 2007
(Date of earliest event reported):	December 18, 2007

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 4887 One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01: Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is incorporated herein by reference.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fulton maintains the Fulton Financial Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of its directors, advisory board members, and certain of its management employees and various individual Supplemental Executive Retirement Plans (individually, a “SERP”, and collectively, the “SERPs”) for the benefit of certain of its management employees. These plans are intended primarily to supplement for management employees the retirement benefits provided under Fulton's two tax qualified defined contribution retirement plans by allowing for the additional deferral of compensation and by providing for employer contributions on compensation that cannot be taken into account under the tax qualified plans. In general, Fulton is amending and combining its two tax qualified defined contribution retirement plans into one on-going tax qualified defined contribution plan and, in doing so, is modifying prospectively the employer profit sharing feature and adding an employer matching contribution feature. More specifically, the Fulton Financial Corporation Profit Sharing Plan ("Profit Sharing Plan") is being amended for the purposes of (1) changing the name of the Profit Sharing Plan, (2) expanding eligibility to include substantially all employees of Fulton and it subsidiaries, (3) reducing Fulton's profit sharing contribution levels but at the same time adding a safe harbor matching contribution feature, (4) extending the profit sharing contributions to cover employees previously participating in the Fulton Financial Affiliates’ Defined Benefit Pension Plan ("Pension Plan"), and (5) expanding the Profit Sharing Plan’s definition of covered compensation to include essentially all W-2 reportable amounts except for certain limited exclusions.

Effective January 1, 2008, the Fulton Financial Corporation 401(k) Retirement Plan ("401(k) Plan"), which is the new name of the Profit Sharing Plan, will provide for employer matching contributions that satisfy a non-discrimination “safe-harbor” available to 401(k) retirement plans. This safe-harbor employer contribution will be equal to 100% of each dollar a participant elects to contribute to the 401(k) Plan, but the amount of contributions that will be matched by Fulton will be limited to 5% of eligible plan compensation. In addition certain employees are eligible for a reduced allocation of an employer profit sharing contribution under the 401(k) Plan, which for 2008 will be equal to 5% of compensation. Eligibility for this profit sharing contribution is limited to (1) employees hired prior to July 1, 2007, by a Fulton entity that was a Profit Sharing Plan employer as of June 30, 2007, and who were not excluded from participation under the Profit Sharing Plan prior to January 1, 2008, because of participation under another qualified retirement plan of their employer, and who further have attained age 21 and completed one year of service for eligibility purposes, and (2) employees who were active participants as of December 31, 2007, in the Pension Plan, and who, as of such date, ceased accruing additional benefits because of the amendment to the Pension Plan freezing additional accruals.

On account of these changes to the underlying tax qualified plans, it was necessary to make certain conforming changes to the design of the Deferred Compensation Plan and the

SERPs. The Deferred Compensation Plan was amended primarily for the purpose of enabling a participant to receive the employer safe harbor matching contribution that would have been available under the 401(k) Plan but for the Internal Revenue Service limit on compensation that can be taken into account. The SERPs have been amended primarily to reflect the change in profit sharing contribution levels in the 401(k) Plan.

Copies of the Deferred Compensation Plan and form of SERPs amended by Fulton are attached hereto as exhibits and are incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
10.1	Fulton Financial Corporation Deferred Compensation Plan, as amended and restated effective January 1, 2008.
10.2	Form of Supplemental Executive Retirement Plan - For Use with Executives with no Pre-2008 Accruals.
10.3	Form of Amended and Restated Supplemental Executive Retirement Plan - For Use with Executives with Pre-409A Accruals.
10.4	Form of Amended and Restated Supplemental Executive Retirement Plan - For Use with Executives First Covered After 2004 but Before 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 26, 2007	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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